CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): November 3, 2010 (April 26, 2010)

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

 714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.02: Entry into a Material Definitive Agreement

On April 28, 2010, we filed a Current Report on Form 8-K to disclosure the fourth closing of sale of Notes and Warrants, which took place on April 26, 2010.  As the terms were generally similar, we incorporated the Form of Warrant to Exhibit 10.3 from the Current Report on Form 8-K that we filed on April 13, 2010 regarding the second closing of the Notes and Warrants.  Since the filing of these two 8-Ks, we realized that we inadvertently included the wrong Form of Warrant as Exhibit 10.3 to the April 13 8-K. Therefore, we are filing this amendment to incorporate by reference the correct Form of Warrant, which we filed on October 8, 2010 in an amendment to the April 13 8-K.

The only differences between the warrant actually issued and the one that we originally incorporated by reference in the initial 8-K, are as follows: the exercise price of the April 26 warrant is initially $0.89 per shares (the exercise price of the warrants issued to those investors who invested via their Participation Rights was $0.28 per share), subject to adjustment and the exercise price of the April 26 warrant is subject to adjustment due to stock splits, recapitalization, reorganization or consolidations.  Additionally, if we issue additional securities at a price less than the then current exercise price, the exercise price shall be automatically reduced to equal the price of the additional securities.  Finally, the April 26 warrant expires on April 26, 2015.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.3	Form of Warrant (Incorporated by reference to Exhibit 10.3 filed with the Current Report on Form 8-K/A filed on October 8, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Ariura
Name: Akio Ariura
Title: CFO & COO

Dated: November 3, 2010